Exhibit 99.2

February 27, 2017

Mr. Paul C. Reilly
c/o Raymond James Financial, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

Re: Letter Agreement

Reference is hereby made to that certain Agreement, dated February 25, 2009, between Raymond James Financial, Inc. (“Company”) and Paul C. Reilly (“Executive”), filed as Exhibit 10.14 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 3, 2009 (the “Letter Agreement”).

WHEREAS, each of the Company and the Executive has fulfilled all of its or his obligations under the Letter Agreement;

NOW, THEREFORE, the Letter Agreement is hereby terminated and shall be deemed of no further force or effect; provided, however, that notwithstanding the termination of the Letter Agreement, the Company shall continue to have any and all rights under applicable law or Company policies in effect from time to time, including the rights of reduction, cancellation, forfeiture or recoupment with respect to amounts paid pursuant to the Letter Agreement.

IN WITNESS WHEREOF, each of the Company and the Executive has executed this agreement, effective as of the date hereinabove written:

RAYMOND JAMES FINANCIAL, INC.		EXECUTIVE

By:	/s/ Thomas A. James	/s/ Paul C. Reilly
Name:	Thomas A. James	Paul C. Reilly
Title:	Chairman Emeritus